U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

SYNTHETIC BLOOD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

New Jersey	22-3067701
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3189 Airway Avenue, Building C, Costa Mesa, California 92626
(Address of principal executive offices)

714-427-6363
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 3.02   Unregistered Sales of Equity Securities

On February 23, 2005 Synthetic Blood International, Inc. (the “Company”) issued options to purchase 5,500,000 shares of common stock at an exercise price of $0.40 per share that expire December 3, 2006. The options were issued to persons who are all overseas shareholders in the Company because of the delay in registering common stock of the Company purchased during the fiscal year ended April 30, 2004 and in May 2004. The options were issued as follows:

Andy Camenzind	500,000 shares
Aurelio Landolt	1,000,000 shares
Markus Beck	1,000,000 shares
Simon Meier	500,000 shares
Victor Dario	500,000 shares
Dusol Real Estate	2,000,000 shares

All of the options were issued to foreign persons in reliance on Regulation S adopted under the Securities Act of 1933. No commission was paid to any persons in connection with the transaction.

Item 9. Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No	Description of Document

4.1	Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BLOOD INTERNATIONAL, INC.

Date: February 23, 2005	By:	/s/ Robert W. Nicora
Robert W. Nicora, President